UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                  Form 8-K

                               Current Report

    Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  December 22, 1997



                             Chevron Corporation
           (Exact name of registrant as specified in its charter)



      Delaware                     1-368-2               94-0890210
----------------------------  -----------------------  ------------------
(State or other jurisdiction  (Commission File Number)(I.R.S.Employer No.)
      of incorporation )


  575 Market Street, San Francisco, CA         94105
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(Address of principal executive offices)     (Zip Code)


   Registrant's telephone number, including area code: (415) 894-7700
                                                       --------------


   -------------------------------------------------------------
   (Former name or former address, if changed since last report)








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Item 5.   Other Events.

On December 19, 1997, Caltex Petroleum Corporation, a 50 percent owned affiliate of Chevron, issued a press release announcing that it elected to change the functional currency for its Korean and Japanese operations to the U. S. dollar, effective October 1, 1997. The text of the press release is as follows:

                     CALTEX TO CHANGE FUNCTIONAL CURRENCY
                      FOR KOREAN AND JAPANESE OPERATIONS


For release 4:00 PM CST

   Irving, TX, Dec. 19 - Caltex Petroleum Corporation announced today that it has changed the functional currency used to account for its Korean and Japanese operations, effective October 1, 1997, due to changed regulatory conditions for petroleum products in those countries.

   Caltex has adopted the U.S. dollar as the functional currency for Korea and Japan, consistent with its practice in all of its other major markets. This change will favorably impact Caltex's fourth quarter income and stockholders' equity related to the currency translation of the operations in its Korean affiliate.

   Caltex is jointly owned by Chevron and Texaco, Inc. Through its subsidiaries and affiliates, Caltex refines and markets petroleum products in more than 60 countries in the Asia-Pacific region, Africa and the Middle East. Caltex holds a 50 percent interest in LG-Caltex Oil Corporation, a Korean refining and marketing company, and in KOA Oil Company Ltd., a Japanese refining concern.



Contact:   Paul T. Murphy
   Phone: (972) 830-3707


                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: December 22, 1997
                                    CHEVRON CORPORATION


                                    By   /s/ H. P. WALKER
                                    ---------------------
                                    H. P. Walker, Assistant Secretary
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